FORM OF TRADEMARK LICENSE AND CUSTOMER LIST AGREEMENT

      This Trademark License and Customer List Agreement (this "Agreement") is being entered into as of the __ day of _______, 1999 and is entered into by and between dELiA*s Inc., ("dELiA*s"), a Delaware corporation, the subsidiaries of dELiA*s listed on Exhibit A hereto (the "dELiA*s Subsidiaries," and, collectively with dELiA*s, "Licensors") and iTurf Inc. ("Licensee" or "iTurf"), a Delaware corporation.

                                   RECITALS

A. Licensors own or license and use the name(s) and/or trademark(s) and/or registered trademark(s) set forth in Exhibit A, as it may be amended from time to time in accordance with this Agreement, together with associated logos, designs and trade dress (collectively referred to as the "Marks");

B. Licensee engages in direct marketing services on the Internet and performs other Internet-related services and desires to use the Marks in furtherance of such activities; and

C. Licensors are willing to permit such use of the Marks under the terms and conditions set forth in this Agreement.

      THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

                                1. DEFINITIONS

      1.1 "Content" means text, graphics, photographs, video, audio and/or other data or information containing the Marks.

      1.2 "Customer List" means all information (including without limitation names, addresses, e-mail addresses, transactional histories and demographic information), held by a Person regarding its customers, users, and potential customers and users as such information may exist from time to time during the term of this agreement.

      1.3 "Effective Date" means the date on which the initial public offering of Licensee is completed or such earlier date as the parties hereto shall agree in writing.

      1.4 "Net Sales" means the net sales of Licensee and its subsidiaries derived from all (i) sales of goods and services under the Marks, including sales from web sites that are identified by or branded with the Marks, and (ii) the Applicable Percentage of sales from each web site in the iTurf Network on which greater than 50% of such sales are of goods obtained from dEliA*s or a subsidiary thereof, in each case determined in accordance with generally accepted accounting principles and, if applicable, consistent with reporting made by Licensee in its periodic quarterly and annual statements required by the Securities and Exchange Commission.

      1.5 "Applicable Percentage" means the percentage of sales from a given web site in the iTurf Network that is represented by sales of goods obtained from dELiA*s or a subsidiary thereof.

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      1.6 "Intellectual Property Rights" means all inventions, discoveries, trademarks, patents, trade names, copyrights, moral rights, jingles, know-how, intellectual property, software, shop rights, licenses, developments, research data, designs, technology, trade secrets, test procedures, processes, route lists, computer programs, computer discs, computer tapes, literature, reports and other confidential information, intellectual and similar intangible property rights, whether or not patentable or copyrightable (or otherwise subject to legally enforceable restrictions or protections against unauthorized third party usage), and any and all applications for, registrations of and extensions, divisions, renewals and reissuance of, any of the foregoing, and rights therein, including without limitation (a) rights under any royalty or licensing agreements, and (b) programming and programming rights, whether on film, tape or any other medium.

      1.7 "Internet" means global network of interconnected computer networks, each using the Transmission Control Protocol/Internet Protocol and/or such other standard network interconnection protocols as may be adopted from time to time, which is used to transmit Content that is directly or indirectly delivered to a computer or other digital electronic device for display to an end-user, whether such Content is delivered through on-line browsers, off-line browsers, or through "push" technology, electronic mail, broadband distribution, satellite, wireless or otherwise, and any subset of such global network, such as "intranets."

      1.8 "Internet Site" means any site or service delivering Content on or through the Internet.

      1.9 "Person" means any natural person, legal entity, or other organized group of persons or entities. (All pronouns whether personal or impersonal, which refer to Person include natural persons and other Persons.)

      1.10 "Scope" means on the Internet and similar electronic media, and for promotional purposes in any media incidental to the foregoing, but excluding packaged software products such as CD-ROMS (and in any event not in connection with the sale of any alcoholic beverages, tobacco products, gambling services, pornographic products and services and other goods and services inappropriate for minors).

      1.11 "iTurf Network" means any Internet Sites owned or controlled by Licensee.

      1.12 "Related Content" means copyrightable work owned or controlled by a Licensor and used by such Licensor in connection with its Marks.


                                  2. LICENSE

      2.1 Each Licensor hereby grants to Licensee, during the Term (as defined in Section 3.1) of this Agreement and subject to the terms and conditions contained herein, an exclusive, nontransferable license, and shall not grant a license or authorize another to license any Person, to use and reproduce the Marks set forth beside its name on Exhibit A and all Related Content owned or controlled by such Licensor in conjunction with Licensee's (a) marketing or sale of products and services and (b) use on community web pages, worldwide, solely within the Scope contemplated by this Agreement. Nothing in this Agreement grants Licensee ownership or other rights in or to the Marks or Related Content, except in accordance with and to the extent of this license. This

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Section 2.1 shall not be construed to prohibit the use of any Mark and Related
Content by dELiA*s, its divisions, business units, affiliates and subsidiaries outside the Scope.

      2.2 Each Licensor shall have the right to demand the withdrawal of any Content from the web pages on the iTurf Network on which the Marks and Related Content it licenses appear which in such Licensor's sole opinion conflicts with, interferes with or is detrimental to such Licensor's interests, reputation or business or which might subject such Licensor to unfavorable regulatory action, violate any law, infringe the rights of any Person, or subject such Licensor to liability for any reason. Upon notice from such Licensor to withdraw any Content, Licensee shall, in its discretion, either (a) cease using any such Content on such web pages or (b) remove the Marks and Related Content from such web pages, in either case as soon as commercially and technically feasible, but in any event within three (3) days after the date of such Licensor's notice. If Licensee cannot cease using such Content or remove such Marks and Related Content, as the case may be, within twenty-four (24) hours, Licensee will so notify such Licensor detailing why the cessation or removal cannot be effected within twenty-four (24) hours and when the cessation or removal will be effected, subject to the terms of the preceding sentence.


                                   3. TERM

      3.1 The term of this Agreement shall begin on the Effective Date and shall continue for an indefinite period in full force and effect until it is terminated in accordance with this Article 3.

      3.2 Each Licensor shall have the right (but not the obligation) to terminate immediately the licence(s) it has granted under this Agreement:


            (a) if Licensee is in material breach of any of its obligations or representations hereunder, which breach is not cured within 20 days of receipt of written notice from such Licensor of such breach; provided, however, that no Licensor shall have a right to terminate this Agreement based on a breach by Licensee of Sections 9.2(iv), 9.2(v) or 11.3 unless such breach arises out of the gross negligence or willful misconduct of Licensee and the conduct constituting the breach has not ceased within such 20-day period,

            (b) if Licensee is the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing; or (iii) becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing,

            (c) if the business of the Licensee is liquidated or otherwise terminated for insolvency or any other basis,

            (d) if Licensee becomes insolvent or unable to pay its debts as they mature or makes an assignment for the benefit of its creditors.

      3.3 Licensee shall have the right (but not the obligation) to terminate immediately this Agreement:

            (a) if any Licensor is in material breach of any of its obligations or representations hereunder, which breach is not cured within 20 days of receipt of written notice from Licensee of such breach,

            (b) if any Licensor is the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing, or becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing,

            (c) if the business of any Licensor is liquidated or otherwise terminated for insolvency or any other basis,

            (d) if any Licensor becomes insolvent or unable to pay its debts as they mature or makes an assignment for the benefit of its creditors.

      3.4 Each Licensor shall have the right (but not the obligation) to terminate the rights granted to Licensee hereunder, upon 90 days written notice to Licensee, following the acquisition of the direct or beneficial ownership of 20% or more of the voting power represented by the voting securities of Licensee by any Person other than an affiliate of dELiA*s or a Strategic Partner. For purposes of this Agreement, (i) the term beneficial ownership shall have the meaning set forth in Section 13(d) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, (ii) the term voting securities shall mean the Class A common stock and Class B common stock of Licensee and any other securities issued by Licensee having the power to vote in the election of directors of Licensee, including without limitation any securities having such power only upon the occurrence of a default or any other extraordinary contingency, and (iii) "Strategic Partner" has the meaning given to it in Licensee's Restated Certificate of Incorporation filed with the Secretary of State of Delaware on ________, 1999. For purposes of this Section 3.4, an acquisition shall not include the acquisition by a Person of voting securities of Licensee pursuant to an involuntary disposition by dELiA*s through foreclosure or similar event, but shall include a subsequent acquisition of voting securities pursuant to a disposition by the Person that acquired the voting securities in such involuntary disposition.

      3.5 A party may exercise its right to terminate pursuant to this Article 3 by sending appropriate notice to the other party. No exercise by a party of its rights under this Article 3 will limit its remedies by reason of the other party's default, the party's rights to exercise any other rights under this
Article 3, or any of that party's other rights.

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                                4. TRADEMARKS

      4.1 (a) The parties acknowledge that the Marks are trademarks owned or controlled by the respective Licensors and that all goodwill generated by Licensee's use of the Marks shall inure to such Licensor's benefit or to the benefit of the Marks' owner, as the case may be. Nothing contained herein shall constitute an assignment of the marks or grant to the Licensee any right, title or interest therein, except as specifically set forth herein. Licensee shall maintain such Licensor's quality standards with respect to its use of the Marks, and otherwise use the Marks subject to any restrictions or requirements disclosed by the Licensor of such Marks.

            (b) In the event that during the term of this Agreement Licensee shall create any proprietary right in any Marks, as a result of the exercise by Licensee of any right granted to it hereunder, such proprietary right shall immediately vest in the Licensor of such Mark and Licensee shall be authorized to use such new proprietary right as though same had specifically been included in this Agreement.

      4.2 (a) Licensee shall not file any application in any country to register a trademark which is the same as, similar to, or misleading with respect to the Marks or any other trademark of Licensors. If any application for registration is filed in any country by Licensee in contravention of this paragraph 4.2, the applicable Licensor shall have the right to take appropriate action against Licensee, including seeking injunctive relief, to prohibit or otherwise restrain Licensee's use of the infringing mark.

            (b) Licensee shall furnish each Licensor proofs of all materials bearing any Marks licensed hereunder by such Licensor (including, without limitation, advertising and publicity materials). Licensee will not authorize full scale production of any such material until after obtaining such Licensor's approval in each instance. Any changes in such material shall also be subject to such Licensor's prior approval. Approval by a Licensor shall not relieve Licensee of any of its warranties or obligations under this Agreement and all materials that bear any Marks shall strictly conform with the samples and proofs approved by the applicable Licensors. Samples and materials to be approved by dELiA*s shall be submitted to such person that may be designated in writing by dELiA*s.

      4.3 In the event that Licensee learns of any infringement, threatened infringement, or passing off of the trademarks or logos licensed for use under this Agreement, or that any Person claims or alleges that the such trademarks or logos are liable to cause deception or confusion to the public, then Licensee shall notify the applicable Licensor of the particulars thereof.

      4.4 Upon the expiration or termination of this Agreement, Licensee shall cease all use of the Marks and Related Content, as soon as commercially and technically practicable, and shall remove or erase the Marks and Related Content from the iTurf Network, and from any advertising and promotional materials, as soon as commercially and technically practicable, given customary Internet business practices, but in no event shall any such material remain on the iTurf Network more than thirty (30) days after expiration or notice of termination, as applicable, and at the applicable Licensor's request, Licensee shall certify in writing to each Licensor such removal or erasure.

      4.5 The Licensee shall cause the trademark notice "(R)" or "(TM)" and/or the legend: "[Trademark] is a trademark of [the applicable Licensor] and is used under license" and/or such other legend as requested by the applicable Licensor from time to time, to appear on promotional materials and, to the extent consistent with general Internet practices, on or in connection with services provided by Licensee.


                              5. CUSTOMER LISTS

      5.1 Subject to applicable law, Licensee and dELiA*s shall provide each other with access on a royalty-free basis to their respective Customer Lists in machine-readable form from time to time to be used for any reasonable business purpose other than the marketing to minors of alcoholic, pornographic, tobacco or gambling products or services.

      5.2 Neither Licensee nor dELiA*s shall disclose, sell, lease, rent the other party's Customer List to any third party without the written consent of the other party, except that for a period ending on the third anniversary of the Effective Date dELiA*s may lease or rent Licensee's Customer Lists (but excluding email addresses) to third parties that are not direct competitors of Licensee.


                                 6. OWNERSHIP

      6.1 (a) As between the Licensor and Licensee: the Licensor is or shall be the exclusive owner of and shall retain all right, title and interest to the Marks set forth beside such Licensor's name on Exhibit A, including all Intellectual Property Rights therein (the "dELiA*s Property").

            (b) Licensee is the exclusive owner of and shall retain all right, title and interest to the iTurf Network and all Intellectual Property Rights therein, excluding the dELiA*s Property.

      6.2 Each party agrees to take all action and cooperate as is reasonably necessary, at the other party's request and expense, to protect the other's respective rights, titles, and interests specified in this Article 6, and further agrees to execute any documents that might be necessary to perfect each party's ownership of such rights, titles, and interests.


                               7. COMPENSATION

      In consideration of the rights herein granted, Licensee shall pay each Licensor a royalty equal to 5% of Net Sales associated with the Marks licensed by such Licensor, provided that aggregate royalty payments hereunder shall not exceed 5% of all Net Sales.

                                8. ACCOUNTINGS

      8.1 Licensee will compute Net Sales as of each April 30, July 31, October 31 and January 31 for the prior three (3) months. Within sixty (60) days after the fourth quarterly period and within sixty (60) days after each of the first three (3) quarterly periods concerned, Licensee will deliver to each Licensor a statement covering Net Sales due such Licensor and will pay such Licensor the royalty amount as computed in accordance with Article 7. Acceptance by a Licensor of any statement or payment shall not preclude the Licensor from challenging the accuracy thereof.

      8.2 Licensee will maintain accurate books and records which report the recognition of Net Sales. Each Licensor may, at its own expenses, examine and copy those books and records, as provided in this paragraph. Each Licensor may make such an examination for a particular statement within three (3) years after the date when Licensee sends each Licensor the statement concerned. The Licensors may make those examinations only during Licensee's usual business hours, and at the place where it keeps the books and records. Each Licensor will be required to notify Licensee at least ten (10) days before the date of planned examination. If an examination has not been completed within two months from commencement, Licensee may require the applicable Licensor to terminate it on seven (7) days notice to such Licensor at any time, provided that Licensee has cooperated with such Licensor in the examination of such books and records.


                        9. WARRANTIES; REPRESENTATIONS

      9.1 Each Licensor represents and warrants that:

            (i)   it has full power and authority to enter into this Agreement;

            (ii) it either owns or has a valid license to use the Marks and Related Content licensed by it hereunder and has sufficient right and authority to grant to Licensee all licenses and rights granted by such Licensor hereunder;

            (iii) the Marks and Related Content licensed by it hereunder and the use thereof as permitted pursuant to this Agreement will not violate any law or infringe upon or violate any rights of any Person;

            (iv) the execution, delivery and performance by such Licensor of this Agreement will not conflict with, or result in a breach or termination of or constitute a default under, any lease, agreement, commitment or other instrument to which such Licensor is a party; and

            (v) this Agreement constitutes the valid and binding obligations of such Licensor enforceable against it in accordance with its terms.

      9.2   Licensee represents and warrants that:

            (i) it owns or controls all right, title, and interest in and to the iTurf Network and all Intellectual Property Rights therein, necessary to carry out its obligations hereunder;

            (ii) it is has the full power and authority to enter into and fully perform this Agreement;

            (iii) this Agreement constitutes the valid and binding obligations of Licensee enforceable against it in accordance with its terms;

            (iv) the iTurf Network, any iTurf Network content and any content developed or furnished by Licensee hereunder and the use thereof will not infringe upon or violate any rights of any Person; and

            (v) the iTurf Network will be advertised, distributed, transmitted and licensed in compliance with all applicable federal, state, local and foreign laws and in a manner that will not reflect adversely on any Licensor.


                             10. NON-COMPETITION

      The parties hereto hereby agree to the terms contained in Exhibit B.


                                 11. GENERAL

      11.1 Neither the Licensors (or any of them) nor Licensee may assign this Agreement, or its respective rights and obligations hereunder, in whole or in part without the other party's prior written consent. Any attempt to assign this Agreement without such consent shall be void and of no effect ab initio. Notwithstanding the foregoing, any party may assign this Agreement or any of its rights and obligations hereunder to any entity controlled by it or to any entity that acquires it by purchase of stock or by merger or otherwise, or by obtaining substantially all of its assets (a "Permitted Assignee"), provided that any such Permitted Assignee, or any division thereof, thereafter succeeds to all of the rights and is subject to all of the obligations of the assignor under this Agreement.

      11.2 Each party hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, or (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby or thereby. Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each party further agrees that service of any process, summons, notice or documents by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any maters to which it has submitted to jurisdiction in this
Section 11.2. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby and thereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      11.3 Each party shall comply with all laws and regulations applicable to its activities under this Agreement.

      11.4 If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforcability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

      11.5 All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

            (i)   if to Licensee,

                  iTurf Inc.
                  435 Hudson Street
                  New York, NY  10014
                  Attention: President

            (ii)  if to a Licensor,

              c/o dELiA*s Inc.
                  435 Hudson Street
                  New York, New York  10014
                  Attention: President

      11.6 The parties to this Agreement are independent contractors. There is no relationship of partnership, joint venture, employment, franchise, or agency between the parties. No party shall have the power to bind any other or incur obligations on any other's behalf without the other's prior written consent.

      11.7 No failure of any party to exercise or enforce any of its rights under this Agreement shall act as a waiver of such right.

      11.8 This Agreement, along with the Exhibits hereto, contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. No party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein.

      11.9 This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each of the other parties.

      11.10 This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto; provided, however, that as long as dELiA*s has direct or beneficial ownership of 30% or more of the voting power represented by the voting securities of Licensee and no other person directly or beneficially owns a greater percentage of such voting power, no amendment of a material term or waiver of a material obligation of this Agreement shall be valid unless it has been approved by a majority of the members of the board of directors of Licensee who are not directors or officers of dELiA*s or the beneficial owners of five percent or more of the outstanding voting securities of dELiA*s.

      11.11 This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

      11.12 This Agreement is for the sole benefit of the parties hereto and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto any legal or equitable rights hereunder.

      11.13 The headings contained in this Agreement or in any Exhibit hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Section or an Exhibit, such reference shall be to a Section of, or an Exhibit to, this Agreement unless otherwise indicated.

                           [SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO TRADEMARK LICENSE AND CUSTOMER LIST AGREEMENT]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.



iTurf Inc.



By:   _________________________

Name: _________________________

Title:_________________________



dELiA*s Inc.



By:   _________________________

Name: _________________________

Title:_________________________



dELiA*s Properties Inc.



By:   _________________________

Name: _________________________

Title:_________________________



TSI Soccer Corporation



By:   _________________________

Name: _________________________

Title:_________________________

                                  EXHIBIT A

(Attached to and forming a part of the Trademark License and Customer List Agreement, made ________ __, 1999 among Licensors and iTurf)

                                Trademark and
                            Intellectual Property

Marks                                              Licensor
-----                                              --------
dELiA*s                                            dELiA*s Inc.
CONTENTS                                           dELiA*s Inc.
TSI SOCCER                                         TSI Soccer Corporation
STORYBOOK HEIRLOOMS                                dELiA*s Properties Inc.
DROOG                                              dELiA*s Properties Inc.
DISCOUNT DOMAIN                                    dELiA*s Inc.
SCREEEM!                                           dELiA*s Properties Inc.
DOTDOTDASH                                         dELiA*s Properties Inc.

                                   EXHIBIT B

(Attached to and forming a part of the Trademark License and Customer List Agreement, made ________ __, 1999 among Licensors and iTurf)

NON-COMPETITION PROVISIONS

      1. Definitions. Capitalized terms used but not defined in this Exhibit B have the respective meanings given to them in the body of the Agreement. The following capitalized terms have the meanings set forth below when used in this Exhibit B.

      "dELiA*s Affiliate" means (a) a subsidiary of dELiA*s other than iTurf and any iTurf Affiliate, and (b) Stephen I. Kahn, only so long as he is the direct or beneficial owner of at least 20 percent of the issued and outstanding capital stock of dELiA*s, and only in his capacity as an executive officer of or the beneficial owner of at least 30 percent of the issued and outstanding capital stock of a Generation Y Internet Business.

      "Generation Y" means persons between the ages of 10 and 24 (or any subset thereof)

      "Generation Y Internet Business" means a business, or component of a business, that is engaged in (i) the sale of goods or services intended primarily for Generation Y on the Internet or similar electronic media, which sales are originated or consummated online or (ii) the offering of interactive services intended primarily for Generation Y on the Internet supported by paid advertising or sponsorships.

      "iTurf" means iTurf Inc., a Delaware corporation.

      "iTurf Affiliate" means a subsidiary of iTurf.

      "dELiA*s Non-Compete Period" means that period beginning on the Effective Date and ending

      (a) six months after termination of this Agreement, if this Agreement is terminated by dELiA*s pursuant to Section 3.4 following a transaction (other than a transaction described in clause (b), below) in which a person (or persons acting as a group) other than an affiliate of dELiA*s would have direct or beneficial ownership of 35 percent or more of the voting power represented by the voting securities of iTurf and no other person directly or beneficially owns a greater percentage of such voting power (a "Controlling Interest");

      (b) one year after termination of this Agreement, if this Agreement is terminated by dELiA*s pursuant to Section 3.4 following a transaction in which voting securities of iTurf are sold to the public or distributed to the stockholders of dELiA*s through a tax-free spin-off, sale or other distribution;

      (c) two years after termination of this Agreement, if this Agreement is terminated by dELiA*s pursuant to Section 3.4 following a transaction in which dELiA*s sells a portion of the common stock of iTurf owned by it that does not convey to any person a Controlling Interest, or if this Agreement is terminated by iTurf pursuant to
            Section 3.3; and

      (d) on termination of this Agreement if this Agreement is terminated for any other reason, including without limitation by dELiA*s pursuant to Section 3.2.

      "iTurf Non-Compete Period" means that period beginning on the Effective Date and ending

      (a) two years after termination of this Agreement if this Agreement is terminated by dELiA*s pursuant to Section 3.2; and

      (b) on termination of this Agreement if this Agreement is terminated for any other reason, including without limitation by iTurf pursuant to
            Section 3.3.

      "Post-Acquisition Period" with respect to a particular business that is acquired by dELiA*s (or a dELiA*s Affiliate) and engages in a Generation Y Internet Business or that is acquired by iTurf (or an iTurf Affiliate) means the nine-month period following the date of the acquisition of that business.

      "Offline Business" means a business or component of a business that is primarily engaged in the establishment or operation of paper catalogs or physical retail stores for the sale of goods.

      2.    Non-Competition Obligations.

            2.1 During the dELiA*s Non-Compete Period, dELiA*s shall not, and shall not permit any dELiA*s Affiliate to, engage in any Generation Y Internet Business except:

                  (a) during a Post-Acquisition Period, dELiA*s or a dELiA*s Affiliate may engage in the acquired business, and

                  (b) a Permitted dELiA*s Business (as defined in Section 3).

            2.2 During the iTurf Non-Compete Period iTurf shall not, and shall not permit any iTurf Affiliate to, engage in any Offline Business except:

                  (a) during a Post-Acquisition Period, iTurf or an iTurf Affiliate may engage in the acquired business, and

                  (b) a Permitted iTurf Business (as defined in Section 4).

            2.3 Nothing contained herein shall be construed so as to preclude
(a) iTurf from promoting its Generation Y Internet Businesses in media other than the Internet, including without limitation direct mail and in-store advertising, or (b) dELiA*s from promoting its Offline Businesses on the Internet or similar electronic media.

      3. First Offer/First Refusal of Generation Y Internet Business to iTurf. Prior to dELiA*s or a dELiA*s Affiliate engaging in a Generation Y Internet Business, other than a Generation Y Internet Business that is acquired from a third party, or within twenty (20) days following the acquisition of a Generation Y Internet Business from a third party, the parties shall engage in the following procedures:

            3.1 dELiA*s shall notify iTurf in writing of its intention to engage in a Generation Y Internet Business (a "Generation Y Internet Business First Offer Notice"), which notice shall describe the business in sufficient detail to permit iTurf to make an informed decision about whether to acquire or license that business. Upon iTurf's written request, dELiA*s shall promptly provide iTurf with such additional information as iTurf reasonably requests regarding the business, pursuant to the terms of an appropriate confidentiality agreement between the parties.

            3.2 Within ninety (90) days of the receipt of a Generation Y Internet Business First Offer Notice, iTurf may deliver to dELiA*s an offer to acquire or license the business described in the Generation Y Internet Business Offer Notice (a "Generation Y Internet Business First Offer Proposal"). Such offer shall set forth all of the material terms and conditions pursuant to which iTurf proposes to acquire or license the business.

            3.3 If iTurf does not deliver a Generation Y Internet Business First Offer Proposal, then the business that was the subject of the Generation Y Internet Business First Offer Notice shall be deemed to be a Permitted dELiA*s Business.

            3.4 If iTurf delivers a Generation Y Internet Business First Offer Proposal, then, within ninety (90) days of receipt of the Generation Y Internet Business First Offer Proposal, dELiA*s shall notify iTurf of (a) its intention to accept such offer (a "Generation Y Internet Business First Offer Acceptance Notice") or (b) unless iTurf has delivered a Generation Y Internet Business First Offer Acceptance Notice, the material terms of the best bona fide third party offer (a "Generation Y Internet Business Third Party Offer") it has received to acquire or license the business (a "Generation Y Internet Business Best Offer Notice").

            3.5 Within 30 days following a Generation Y Internet Business First Offer Acceptance Notice, iTurf and dELiA*s shall act in good faith to complete definitive documentation of the acquisition or licensing transaction proposed in the Generation Y Internet Business First Offer Proposal.

            3.6 Within 30 days following receipt of a Generation Y Internet Business Best Offer Notice, iTurf may notify dELiA*s of its offer to acquire the business on the terms described in the Generation Y Internet Business Third Party Offer (a "Matching Notice").

            3.7 If iTurf delivers a Matching Notice, then iTurf and dELiA*s shall act in good faith to complete definitive documentation of the acquisition or licensing transaction proposed in the Generation Y Business Best Offer Notice within 30 days of receipt by dELiA*s of the Matching Notice.

            3.8 If iTurf does not deliver a Matching Notice, then dELiA*s may consummate the transaction described in the Generation Y Internet Business Third Party Offer.

      4. First Offer/First Refusal of Offline Business to dELiA*s. Prior to iTurf or an iTurf Affiliate engaging in an Offline Business, other than an Offline Business that is acquired from a third party, or within twenty (20) days following the acquisition of an Offline Business from a third party, the parties shall engage in the following procedures:

            4.1 iTurf shall notify dELiA*s in writing of its intention to engage in an Offline Business (an "Offline Business First Offer Notice"), which notice shall describe the business in sufficient detail to permit dELiA*s to make an informed decision about whether to acquire or license that business. Upon dELiA*s's written request, iTurf shall promptly provide dELiA*s with such additional information as dELiA*s reasonably requests regarding the business, pursuant to the terms of an appropriate confidentiality agreement between the parties.

            4.2 Within ninety (90) days of the Offline Business First Offer Notice, dELiA*s may deliver to iTurf an offer to acquire or license the business described in the Offline Business Offer Notice (an "Offline Business First Offer Proposal"). Such offer shall set forth all of the material terms and conditions pursuant to which dELiA*s proposes to acquire or license the business.

            4.3 If dELiA*s does not deliver an Offline Business First Offer Proposal, then the business described in the Offline Business First Offer Notice shall be deemed to be a Permitted iTurf Business.

            4.4 If dELiA*s delivers an Offline Business First Offer Proposal, then, within ninety (90) days of the Offline Business First Offer Proposal, iTurf shall notify dELiA*s of (a) its intention to accept such offer (an "Offline Business First Offer Acceptance Notice") or (b) unless dELiA*s has delivered an Offline Business First Offer Acceptance Notice, the material terms of the best available bona fide third party offer (an "Offline Business Third Party Offer") it has received to acquire or license the business (an "Offline Business Best Offer Notice").

            4.5 Within 30 days following an Offline Business First Offer Acceptance Notice, dELiA*s and iTurf shall act in good faith to complete definitive documentation of the acquisition or licensing transaction proposed in the Offline Business First Offer Proposal.

            4.6 Within 30 days following an Offline Business Best Offer Notice, dELiA*s may notify iTurf of its offer to acquire the business on the terms described in the Offline Business Third Party Offer (a "Matching Notice").

            4.7 If dELiA*s delivers a Matching Notice, then dELiA*s and iTurf shall complete definitive documentation of the acquisition or licensing transaction proposed in the Generation Y Business Best Offer Notice within 30 days of receipt by iTurf of the Matching Notice.

            4.8 If dELiA*s does not deliver a Matching Notice, then iTurf may consummate the transaction described in the Offline Business Third Party Offer.

      5.    Miscellaneous.

            5.1 Each party agrees not to disclose to any third party other than its legal counsel and financial advisers any information delivered pursuant to this Exhibit B, including without limitation the terms of any notice delivered hereunder without the prior written consent of the other party.

            5.2 The taking of any action by iTurf (including without limitation the giving of any notice) pursuant to Sections 3 or 4 hereof shall be approved by a majority of the members of the board of directors of iTurf who are not directors or officers of dELiA*s or the beneficial owners of five percent or more of the outstanding voting securities of dELiA*s.